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                                                                    EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



    We hereby consent to the incorporation by reference in this registration statement on Form S-4 of Dime Community Bancshares, Inc. (the "Company") of our report dated November 17, 1997, included in the 1997 annual report to stockholders of Financial Bancorp, Inc. (the "Company"), which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended September 30, 1997 and all references to our firm included in this registration statement.


/s/ Radics & Co., LLC

November 3, 1998
Pine Brook, New Jersey